EXHIBIT 23.1



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 23, 1998, included in the Registration Statement on Form 10 of Central Illinois Bancorp, Inc., as filed with the Securities and Exchange Commission on April 30, 1998 and amended by Amendment No. 1 thereto, as filed with the Securities and Exchange Commission on June 25, 1998, and to all references to our firm included in this Registration Statement.



                            /s/ STRIEGEL KNOBLOCH & COMPANY LLC




Bloomington, Illinois
February 24, 1999